Exhibit 10.3
LICENSE AGREEMENT
     THIS AGREEMENT, dated as of October 1, 1994, by and between American Railcar Industries, Inc., a Missouri corporation (“ARI”) and ACF Industries, Incorporated, a New Jersey corporation (“Licensee”).
W I T N E S S E T H:
     WHEREAS, ARI and the Licensee have entered into an Asset Transfer Agreement dated as of October 1, 1994 (the “Transfer Agreement”), whereby the Licensee has agreed to transfer, and ARI has agreed to buy, certain assets used by the Licensee in the manufacture of railcar parts and the repair and refurbishment of railcars, including, without limitation, formulae, patents, trademarks, trade secrets and other technical knowledge owned by the Licensee which specifically and exclusively relate to the Business;
     WHEREAS, a condition of the transactions contemplated by the Transfer Agreement is the execution by ARI and the Licensee of this License Agreement pursuant to which ARI will license back to Licensee the use of the patents, technical information and procedures and know-how transferred to ARI pursuant to the Transfer Agreement;

     WHEREAS, the Licensee wishes to obtain a license for such technical information and procedures upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. DEFINITIONS. For the purposes of this License Agreement, the terms set forth herein shall be defined as follows:
          (a) “Licensed Information” shall mean the formula, patents, trade secrets and other technical knowledge owned by the Licensee prior to the Effective Date of the Transfer Agreement and transferred to ARI pursuant to thereto which have been or could be used by the Licensee . and/or ARI in the conduct of the Business and which specifically and exclusively relate to the Business, including, without limitation, those patents set forth on Schedule A hereto and incorporated herein by reference.
          (b) “Territory” shall mean the world.
     All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Transfer Agreement.

     2. LICENSE. ARI hereby grants to the Licensee and the Licensee hereby accepts from ARI, in consideration of the payment by Licensee of $1.00, upon the terms and conditions herein specified, a non-exclusive license to use the Licensed Information in the Territory.
     3. TERM. This License Agreement shall become effective on the date first above written and shall remain in effect in perpetuity.
     4. ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written consent of the other, other than in connection with the sale of substantially all of the business in whatever form of ARI or the Licensee; provided, however, that any such assignment shall not relieve the parties whereto from any obligations under this Agreement and that the assigning party shall remain jointly and severally liable under this Agreement with its successor.
     5. SECRECY. Except as expressly provided in this Agreement, the Licensee will treat as confidential and will not, without the prior written approval of ARI, reveal to any person, firm, association or corporation any of the Licensed Information or any other information or data furnished to the Licensee by ARI pursuant to this Agreement.

     ARI and the Licensee and each of them and their respective agents, servants, employees, attorneys and those acting in privity with each of them acknowledge and agree that none of them will issue publicity releases as to the making of this Agreement, nor as to the terms and conditions of this Agreement.
     6. ENTIRE AGREEMENT. This License Agreement constitutes the entire agreement between the parties as to the Licensed Information and the other matters treated herein.
     7. NOTICES. All notices or other communications hereunder shall be in writing and shall be made by hand delivery, telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to ARI, to:
American Railcar Industries, Inc.
3301 Rider Trail South
Earth City, MO 63045
If to the Licensee, to:
ACF Industries, Incorporated
3301 Rider Trail South
Earth City, MO 63045

In each case with a copy to:
Gordon Altman Butowsky
  Weitzen Shalov & Wein
114 West 47th Street
New York, New York 10036
Attention: Douglas S. Rich
Telecopy: (212) 626-0799
or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally; when answered back, if telexed; when receipt is acknowledged, if telecopied; and two calendar days after so mailed, if sent by registered or certified mail.
     8. GOVERNING LAW. This License Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year first above written.

ACF Industries, Incorporated
By:	/s/ James J. Unger
	Name:	James J. Unger
	Title:	President

American Railcar Industries, Inc.
By:	/s/ Roger S. Wynkoop
	Name:	Roger S. Wynkoop
	Title:	Vice President